Exhibit 99.3

Q1 2024 Webcast Transcript – May 6th, 2024 at 5:00pm EST

PARTICIPANTS

Alice Lopatto – Host

JP Richardson – CEO and Co-Founder

James Gernetzke – CFO

ALICE LOPATTO Welcome everyone to Exodus's first quarter 2024 earnings conference call. I'm Alice Lopatto, vice president of investor relations. Joining us today are co-founder and CEO JP Richardson and CFO James Gernetzke. During today's call, we may make forward-looking statements. Actual results may vary materially from today's statements. Information concerning risks, uncertainties and other factors that would cause results to differ from these forward-looking statements is included in our SEC filings, available on the Investor Relations portion of our website. Please visit our social media apps or Reddit to submit your questions for the quarter. After our call, you can expect a response from our Investor Relations team within 24 hours. And with that, let's go to JP for the first quarter review.

JP RICHARDSON Thank you, Alice, and thank you, everyone for joining us on our call. I'm thrilled to be speaking with you today in this monumental time in our company's history. We had an extraordinary quarter with record revenue growth of $29 million, up 118% year over year, and are slated to be listed on the NYSE American Exchange on May 9th, which we are pleased to be part of as we continue to educate and grow awareness of Exodus.

Since our founding, we've helped people take control of their own wealth by making it simple for everyone to enter a new financial system, one built on self-custody and a decentralized future. We do this by offering a self-custodial wallet with the best user experience in the market. This is a simple concept that drives a large impact, and we believe our platform is key to enabling people all over the world to enter the ecosystem of digital assets and Web3.

Before we jump into the details of the quarter, let me take a step back to break that all down and talk. What led to the founding of Exodus? Like many other crypto companies that have come to the market, Exodus was founded on the belief that the decentralization of our financial system on the blockchain, as well as the security and control of your individual wealth, would lead to a true democratization of monetary systems and a better world. For so long, the traditional financial system has been limited in its capacity. There are still many people in parts of the world with little access to a dependable financial system that runs efficiently, 24/7, and without intermediaries that cause friction and high costs. Imagine if the internet was closed on nights and weekends. Imagine if it was just limited to your country.

That's the current financial system of today. Younger generations, the Venmo and Robinhood generations. The “I want it now” generations won't accept this. They'll turn more and more to the world of decentralized finance. We believe there is a future in which cryptocurrency, Web3 and decentralized finance will rebuild the traditional financial system on the blockchain. This is because the blockchain is open, transparent and operates 24/7, empowering the individual person as opposed to the custodian. What we've been seeing in just a few short years, the growing demand for this new world. Bitcoin has moved from a fringe experiment to active disruption. Adoption of Bitcoin and blockchain technology has spread like wildfire across numerous industries and even to Wall Street. Millions of Americans own cryptocurrencies, and in countries such as Nigeria and Argentina, Bitcoin and stablecoins are used to preserve the value of wealth, when traditional currencies are unable to do so.

The market conditions for Bitcoin and crypto in Q1 were strong with the recent SEC approval of spot Bitcoin ETFs. The Bitcoin price is appreciating from approximately $40,000 to $70,000. It's clear that the market is entering into the mainstream and will likely only continue to mature. That said, while the world of Web3 and crypto markets have come a long way, we believe we are still in the very early days. A long runway for disruption. Like any early-stage market. There's plenty of room for improvement in regard to usability, implementation and adoption efficiency. In the beginning, cryptocurrencies were traded across highly complex and confusing interfaces. With very little integration, management tools and security and support, making them cumbersome to trade and drawing in mainly techies and fanatics to participate. People are also limited to downloading individual wallets for every asset. The wallet that supported multiple chains was nearly non-existent. Not to mention, these walls were typically low quality and didn't prioritize user experience nor security. We believe that by making it extremely easy for people to enter the world of digital assets and Web3 through a platform like Exodus is vital to our industry.

We founded the company in 2015, with the initial purpose of enabling people to store multiple assets from different blockchains, all in one single beautiful interface. We believe that by creating one wallet for everyone to send, receive, and store multiple digital assets, that was extremely simple, elegant, intuitive to use, was critical in furthering mass adoption of decentralized finance.

There are a number of key differentiators for our platform when we started that continue to prevail today. First, our focus on security is of the highest grade. The number one priority underpinning everything we do as a company. Our beautiful user experience remains unrivaled today. The access wallet is self custodial, which means our customers have exclusive control of their private keys and wealth. Exodus does not have the ability to move customer funds by working with multiple API providers. Our customers have the most seamless experience to swap assets across chains. And this is actually very challenging to do under the hood. But given our years of experience and this being our focus from the start, it's one of the key technologies that sets us apart. And finally, we also offer unparalleled support services to make the experience even better. It's been nearly a decade since our founding which is an eternity in the crypto world. And our experience as one of early innovators. Blockchain technology has made us stronger than ever. Digital wallet has since become an absolute requirement as a gateway for anyone to utilize Web3.

Today, we are making significant strides in our next phase of growth by building out our Wallet-as-a-Service capabilities to provide frictionless experiences when navigating the crypto landscape. We see our Wallet-as-a-Service platform as the infrastructure or the plumbing that gives people access to decentralized applications and the benefit of having seamless onboarding experiences. These people no longer need to worry about which wallet to use, or how to buy cryptocurrency, or concerns about which blockchain their assets are on. Wallet-as-a-Service wraps all of this functionality in one beautiful software experience. As we announced earlier, our partnership with Magic Eden, now the largest NFT exchange in the world. This partnership launched in Q1 with tremendous traction out of the gate. This partnership expands our footprint to a larger audience by providing customers access to our fiat and swap infrastructure, acting as a launchpad for many people into Web3. Also, as we mentioned previously, we expect to continue expanding our use cases with the launch of our fiat onboarding functionality, XO Pay, so users can buy crypto with fiat currency natively on our platform, enabling our customers to onboard to the crypto landscape with unparalleled ease. We expect to launch this capability in limited jurisdictions in the second quarter.

Looking ahead, we're working to create a world in which people can seamlessly onboard and offboard across multiple chains without having to remember any daunting 12 word secret phrases that lack the feel of modern technology. We are excited to share that we will be launching a product this summer that will not only address these challenges, but dramatically change the game in how people enter the world of Web3, and also change how we are able to expand our market reach.

Now, as a result of all of the hard work since our founding we have achieved a number of major milestones as of Q1. As I mentioned, we achieved all time high revenue $29 million, up 118% year over year, driven by swap volumes and strength in our new Wallet-as-a-Service capabilities. We have approximately 1.7 million monthly active users who trust our platform to deliver the best experience and who found us through word of mouth and social media. These accomplishments are no small feat. Our history of investing, responsibility and staying agile in a volatile market is core to our DNA. And we expect to focus on profitable growth while investing strategically to build the best Wallet-as-a-Service platform on the market.

Along with other Q1 announcements, we are happy to share that once again, we are going to be available in the app stores in the UK. As you may recall, in Q3 of last year, we disclosed that we were placed by the FCA on a warning list for unauthorized firms, along with a broad range of other crypto companies that were mainly asset custodians. We work closely with the FCA to ensure we're in compliance with their regulations, and have since been removed from the list. We take regulatory compliance very seriously, and we'll continue to work with the regulatory agencies to stay on top of the regulatory landscape.

Finally, we are delighted to share all these accomplishments that led to our impending uplisting on the NYSE American, and we will be one of the very small number of companies to provide the tools to serve the crypto market and list on a major exchange. Once again, we are making waves, which aligns with our history of being the only company to ever go public through a Regulation A, crypto-only stock offering back in 2021, with our funds completely raised using the Exodus Wallet software. We believe in building credibility and trust in our market and being a public company on an exchange like the NYSE American will drive further awareness of our brand. And on that note, before I turn it over to James, I'd like to thank our customers, partners and employees for a great Q1. We believe we are only at the beginning of our journey to capture this aggressively growing market that will disrupt many industries over the long term. We appreciate all of your support and have a long runway for growth in the future. Over to you, James.

JAMES GERNETZKE Thank you JP. Thank you everybody for joining us today. As JP mentioned, it was an extraordinary quarter in many ways. We saw the strength in Bitcoin prices. We saw strength in the overall crypto market. We also saw growing momentum in our non-swap offerings. And that resulted in a record revenue number this quarter. We also achieved strong profitability and that demonstrates the inherent leverage in our business model. It sets us up for durability in bear markets and strong growth in bull markets. We continue to add to our already strong balance sheet, and I'll go into more detail on that in a little bit, but that gives us the flexibility to further invest in providing the best possible experience for our user base. Now, before I jump into the results, I want to reiterate the power of our business model. As JP mentioned, our platform leverages our strengths by enabling seamless access to a wide range of decentralized applications. And we recognize the large majority of our revenue from the fees that we charge third party API providers for access to our users. The primary application provided by third party API providers is crypto-to-crypto swaps, and we report the volumes that pass through these APIs, and this has been our core business model. We also have our non-swap revenue. And that consists of other capabilities such as staking, fiat onboarding, and Wallet-as-a-Service. For Wallet-as-a-Service, we provide that to decentralized applications such as Magic Eden. That's a prime example. So the broader our reach across our market, the more we can improve our user experience and the more we grow through this business model, we align our interests with the interests of our users, and that has resulted in extremely loyal users who love and trust our wallet.

In Q1, revenue increased to $29.1 million. That's up 118% year over year and 57% from the prior quarter, an all time high for Exodus. Our swap volumes, which drove the majority of our revenue, came close to 2021 bull market levels and drove 92.1% of total revenue. We also credit our record revenue to the traction of our Wallet-as-a-Service capabilities driven by our B2B partnerships and we also saw higher fiat onboarding and staking revenue, which in the aggregate are becoming a growing part of the business at 7.9% of total revenue. So as you can see here, our swap volumes for the first quarter came in at $1.3 billion, nearing those 2021 levels. We benefited from improved cryptocurrency market conditions, including the rise in Bitcoin's price and the enthusiasm around Bitcoin's having event, which contributed to the surge in our platform usage. Adjusted EBITDA came to a total of $13.2 million, or 45% of total revenue. Continued discipline on the expense side, paired with record revenues attributed to these strong results. We have minimally used traditional marketing and advertising platforms and have grown our number of users through word-of-mouth and our high quality YouTube channel. That said, we'll continue to focus on investing strategically in the expansion of our Wallet-as-a-Service capabilities, innovation of our native platform, and high ROI marketing campaigns, while maintaining a stringent level of operational discipline with an item for profitability.

Our monthly active users of 1.7 million and quarterly active users of 2.9 million were very strong in Q1, driven by strong market dynamics and the success we have seen in our Wallet-as-a-Service business. Our monthly funded users, which differs from monthly active and quarterly active users in that these monthly funded users actually have money in their wallet, hence the funded part. It's also at an all time high at 1.1 million. Now, we believe that the MAU metric better aligns with our technology industry peers and also better highlights our footprint. And therefore we will be retiring this MFU metric going forward.

We ended the quarter again with an extremely strong balance sheet, this time $207 million consisting of both digital assets, and that's again mainly Bitcoin and Ethereum, as well as traditional fiat holdings. And those are primarily in U.S. treasuries. And we continue to have no debt. New accounting guidance adoption has led to a mark to market accounting charge this quarter. And coupled with the appreciation of Bitcoin, we did have a gain of over $50 million. That's going to be reflected in our net income.

This mark to market adjusted adjustment is expected to be more normal and more normalized in terms of our overall size as a percentage of our balance sheet in the next quarter and following quarters. But given the large size of our digital asset holdings, we do expect crypto market related volatility to continue to impact our financials. Our healthy corporate treasury provides us with the flexibility to invest in technology and services, as well as those high ROI marketing initiatives.

Given the nature of our volatile market, the scale of our company, we have not been providing specific guidance. That said, we expect to continue to invest strategically in our people, marketing and products while maintaining positive adjusted EBITDA. So, so far in Q2, we have seen volumes ahead of the start of Q1. And while Bitcoin prices are well above the lows that they were at this time in the beginning of Q1, they have trended lower in recent weeks. And but that said, volatility in the crypto market is not new to us. Through our endurance, we've built a sustainable business that can weather all the ups and downs, regardless of what cycle we're in, and we believe the crypto market will continue to grow and we're excited by the opportunities that lay ahead of us. We expect to keep innovating in our technology and delivering a best-in-class user experience.

We're going to expand our business even as partnerships build out more Wallet-as-a-Service capabilities. We'll grow adoption and make it extremely easy for people to onboard our platform through our fiat onboarding services. You know, we're very excited to be part of the community at the NYSE American, and we expect to continue to showcase our brand and product innovation. With that, we'll take some questions.

ALICE LOPATTO Our next set of questions are related to our Magic Eden Partnership launch. The first one: How has the Magic Eden Wallet been performing? Does the wallet support Bitcoin NFTs? And have wallet downloads benefitted from Magic Eden's increasing market share?

JP RICHARDSON This is a fun one because yes, first of all, the Magic Eden browser extension supports Bitcoin NFTs and it's doing amazingly well. So let's take a step back and just kind of talk about the partnership in general. Many times people have asked - JP, why would you guys want to build competitors, building other wallets, building competitors? You guys have a wallet, and now Magic Eden’s going to have a wallet, if you're going to build competitors. Got that question from time to time. So the reason for that is that we've been building wallets for almost a decade. Me personally, I’ve been building wallets for 12 years, and not many people can make that claim. So we have the expertise to build great wallets and great user experiences. And at the end of the day, when it really comes down to it, we monetize through our infrastructure, our swap aggregator and our fiat on ramps and off ramps. That's how we monetize.

So we're not building competitors. What we're doing is building distribution partners because that's effectively what's happening. All of these wallets that we're building become other distributions for our infrastructure that people around the world will be using these wallets. And effectively, these people become people that generate revenue for Exodus. So yeah, imagine, like I said, it's doing phenomenally well. And we're not ready to reveal numbers outside of what's publicly available. But you can see from the installation page of the Magic Eden browser extension, it has over 200,000 installations and is just a few months old. I think we haven't even released the Magic Eden mobile wallet yet, so we anticipate that's going to do insanely well.

ALICE LOPATTO Our next question. Does Exodus plan to offer support for Bitcoin ordinals? BRC-20 coins or Runes?

JP RICHARDSON This is an interesting one. So do you remember way back in the day? Back? I don't know, 2013, 2014. Bitcoin had two protocols, one Counterparty and the other one was Mastercoin, renamed Omni. And these protocols were all about creating assets on top of Bitcoin. And they never really took off. They were just kind of fads for a little while. But Ethereum came along and Ethereum ate everybody's lunch in terms of creating assets on top of an L1 blockchain. Now, BRC 20 runes or BRC 20s and runes are interesting developments, but it seems to me that they're going to be more in the realm of just like pure speculation, given that to transfer assets, transfer fungible assets on on either using either BRC, or ERC-20, and I understand runes are more efficient and kind of a modified, protocol from the same person that created BRC-20. These protocols, generally by using the Bitcoin L1, are going to cost consumers a lot of money. So what we're seeing right now is a lot of speculative behavior. And there's nothing wrong with speculative behavior, by the way, as you know, we understand that as a business that speculation happens with crypto assets. But we like to get behind protocols that we think are going to have some staying power. And so we're going to be watching BRC-20s and runes and even ordinals. And if they have staying power and they're still popular within six months, nine months, and our customers are really coming at us and say, hey guys, you got to support this BRC 20, you got to support those runes. Then, then that's something we will absolutely do. But in the meantime, with our partnerships with our Wallet-as-a-Service and specifically with Magic Eden, we're helping to build that innovation directly into their platforms. And again, we will ultimately make money through the infrastructure so we can play an approach here where we still maintain a little bit of a cautiously optimistic approach with, with Exodus, but, work with our partners to support some of these more bleeding-edge capabilities and still ultimately benefit as a business.

ALICE LOPATTO Next, how does Exodus view recent regulatory actions against Bitcoin privacy wallets and MetaMask swap product?

JAMES GERNETZKE Thank you for that question. For such a small question, there's really a lot to unpack in it. I think I will start with, from an Exodus perspective and then give a higher overview. So from an Exodus perspective, Exodus takes regulatory compliance very seriously. And these mixing technologies and features that the regulators appear to be going after in some of these other products and wallets. Exodus has never had it, and we've never had any of those technologies or features in our wallet. And the securities side of the question. For many years now, Exodus actually has treated, clearly non-securities like Bitcoin, essentially the same as the “other” or “unknown” bucket of things. And that is largely due in large part for, operational reasons, not having to have, you know, bifurcated systems, you know, one for one path in the U.S for clearly non-securities, one path for unknowns. It's just overly duplicative. So it's just been easier to treat everything, as if it was a security for us. That also has the positive impact of allowing us to better navigate some of this regulatory uncertainty that we've seen now, for some time.

So that's it from, from an Exodus perspective, you know, from, an overview, and somewhat personal perspective. I personally believe that people have privacy rights, and I believe that financial privacy is a key component of overall privacy rights. But I also, you know, understand and, you know, respect that regulators have to go after bad actors and try to prevent them from doing bad things. But there's hope in my mind because I've seen a clear precedent of this in my lifetime. When I was younger, the emerging technology was pagers, and there were only two types of people over generalization, of course, but there were two types of people that I saw using them. Drug dealers and surgeons. The government did not end up shutting down Verizon and then killing the pager technology because some bad actors used it. They found other ways to go after those bad actors and still allow that technology to grow and thrive. So, from my perspective, there is still hope for financial privacy.

ALICE LOPATTO Our next question. Does Exodus have plans to integrate real world assets into its wallet offering?

JP RICHARDSON This one comes close to home. Recall that Exodus has been offering on-chain tokenization of off-chain assets since 2021. You may recall, we provided thousands of Regulation A investors the ability to tokenize their Exodus shares on the blockchain. This is a really exciting space and we're seeing tremendous investment and use cases emerging. Now, I'm not going to comment on any imminent plans to integrate RWA technology or offerings.

But no, our team is routinely evaluating all RWA opportunities. And so whether that's providing transparent, on chain access to sovereign private debt markets, real estate, or even our commodities.

And as we evaluate these opportunities, there are two things that come top of mind. Do these products resonate with the customers? Our customers? And number two. Can we offer this emerging asset class in a safe and compliant manner? So are our customers going to care about them? Can we offer them in a very safe and compliant manner? So that's how we think about it. So we'll be paying attention and we'll be watching closely. There's a lot of cool developments happening in this space and we will be paying attention. We'll be plugged in.

ALICE LOPATTO Thanks JP and James. Please visit our social channels to submit your questions for management for the first quarter. And as I mentioned before, you can expect a direct response from our Investor Relations team to each of your inquiries within 24 hours. Thanks for joining us today.